UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-12


                         THE HAIN CELESTIAL GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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


                         THE HAIN CELESTIAL GROUP, INC.
                              58 South Service Road
                            Melville, New York 11747




                                                               November 10, 2003

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Hain Celestial Group, Inc., scheduled to be held on Thursday, December 4, 2003 at the conference center, located in the lower lobby, at 58 South Service Road, Melville, New York 11747, commencing at 11:00 A.M., Eastern Standard Time. Your board of directors and management look forward to greeting personally those stockholders able to attend.

     Details of business to be conducted at the Annual Meeting of Stockholders are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report for 2003.

     It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed proxy in the envelope provided for your convenience.


                                       Sincerely,



                                       Irwin D. Simon
                                       President, Chief Executive
                                       Officer and Chairman of the Board

                         THE HAIN CELESTIAL GROUP, INC.
                              58 South Service Road
                            Melville, New York 11747

                           __________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT
                           __________________________


To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

     The Annual Meeting of Stockholders of The Hain Celestial Group, Inc. will be held on Thursday, December 4, 2003 at 11:00 A.M., Eastern Standard Time, at the conference center, located in the lower lobby, at 58 South Service Road, Melville, New York 11747, for the following purposes:

     1. To elect a board of directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2. To amend our 2002 Long Term Incentive and Stock Award Plan to increase the number of shares issuable over the term of the plan by 1,500,000 shares to 3,100,000 shares in the aggregate;

     3. To amend our 2000 Directors Stock Option Plan to increase the number of shares issuable over the term of the plan by 200,000 shares to 950,000 shares in the aggregate;

     4. To ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2004; and

     5. To transact such other business as may properly come before the meeting.

     Your vote is important. If you do not expect to be present at the meeting and wish your stock to be voted, please sign and date the enclosed Proxy and mail it promptly in the enclosed reply envelope addressed to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

                     SOLICITATION AND REVOCATION OF PROXIES

     Proxies are being solicited on behalf of our board of directors, and we will bear the cost of such solicitation. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees at no additional cost to us, in person or by telephone, telegram or other means of communication. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy material to principals and obtaining their proxy. Any stockholder giving a proxy may revoke it at any time before it is exercised by written notice to our secretary or by voting in person at the meeting.

     It is expected that this Notice of Annual Meeting of Stockholders and Proxy Statement will first be mailed to stockholders on or about November 10, 2003.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     Only stockholders of record at the close of business on October 31, 2003 will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were 34,238,521 shares of our common stock outstanding and entitled to be voted at the Annual Meeting of Stockholders. Each such share is entitled to one vote. The holders of a majority of the shares entitled to vote on the record date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting of Stockholders. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum.

     Directors will be elected by a plurality of the votes cast. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

     Abstentions may be specified as to all proposals to be brought before the Annual Meeting of Stockholders, other than the election of directors. Approval of each of the proposals to be brought before the Annual Meeting of Stockholders (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders represented in person or by proxy at the Annual Meeting of Stockholders and entitled to vote thereon. As to the proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares (i.e., a broker non-vote), those votes will not be considered as shares present and entitled to vote at the Annual Meeting of Stockholders with respect to that proposal and, therefore, will have no effect on the outcome of the vote.

     Proxies that are executed, but do not contain any specific instructions, will be voted FOR the election of all the nominees for directors specified herein, FOR the approval of the amendment of our 2002 Long Term Incentive and Stock Award Plan, FOR the approval of the amendment of our 2000 Directors Stock Option Plan and FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the

Annual Meeting of Stockholders or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting of Stockholders.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2003 for (1) each of our directors and nominees for director and each of our executive officers,
(2) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock and (3) all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the right to transfer the shares described below.



                                                                       -------------           ---------------
                                                                         Number of              Percentage of
                                                                          Shares                Common Stock
                                                                       -------------           ---------------

Irwin D. Simon (1)............................................           3,066,215                     8.3%
Beth L. Bronner (2) (3).......................................             168,667                       *
Jack Futterman (2) (4)........................................             121,500                       *
Daniel R. Glickman (2) (5)....................................              40,000                       *
James S. Gold (2) (6).........................................             109,000                       *
Marina Hahn (2) (7)...........................................             109,908                       *
Neil Harrison (2) (8) (14)....................................              15,000                       *
Andrew R. Heyer (2) (9).......................................             370,111                     1.1%
Joseph Jimenez (2) (10) (14)..................................              95,500                       *
Roger Meltzer (2)(11).........................................              90,000                       *
Larry S. Zilavy (2) (12)......................................              40,000                       *
Ira J. Lamel (13).............................................             301,000                       *
HJH One, L.L.C. (14)..........................................           6,090,351                    17.8%
H.J. Heinz Company (14).......................................           6,090,351                    17.8%
Wellington Management Company, LLP (15).......................           2,225,500                     6.5%
All directors and executive officers as a group (twelve
   persons)(16)...............................................           4,526,901                    11.7%


_____________________

*      Indicates less than 1%.

(1) Includes 535,000 shares of common stock issuable upon the exercise of options granted under our 1993 Executive Stock Option Plan and 2,335,000 shares of common stock issuable upon the exercise of options granted under our 1994 Long Term Incentive and Stock Award Plan or our 2002 Long Term Incentive and Stock Award Plan (together, the "Employee Plans"). Mr. Simon is our President, Chief Executive Officer and Chairman of the Board of Directors.

(2)  Director of Hain.

(3) Includes 128,000 shares of common stock issuable upon the exercise of options granted under our 1996 Directors Stock Option Plan or our 2000 Directors Stock Option Plan (together, the "Directors Plans").

(4) Includes 120,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans.

(5) Consists of 40,000 shares of common stock issuable upon exercise of options granted under our Directors Plans.

(6) Includes 103,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans.

(7) Includes 85,000 shares of common stock issuable upon exercise of options granted under our Directors Plans and 22,770 shares of common stock issuable upon the exercise of options assumed upon consummation of our merger (the "Merger") with Celestial Seasonings, Inc. ("Celestial") in May 2000.

(8) Consists of 15,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans.

(9) Includes 118,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans and 168,499 shares issuable upon the exercise of warrants.

(10) Consists of 95,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans.

(11) Consists of 90,000 shares of common stock issuable upon exercise of options granted under our Directors Plans.

(12) Consists of 40,000 shares of common stock issuable upon exercise of options granted under our Directors Plans.

(13) Includes 300,000 shares of common stock issuable upon exercise of options granted under the Employee Plans.

(14) HJH One, L.L.C., an affiliate of H.J. Heinz Company, holds 6,090,351 shares of common stock. Mr. Jimenez is President and Chief Executive Officer of Heinz Europe, a division of H.J. Heinz Company and Mr. Harrison is President and Chief Executive Officer of Heinz North America, a division of H.J. Heinz Company. Share amounts presented for Mr. Jimenez and Mr. Harrison do not include the shares of common stock held by HJH One, L.L.C..

(15) According to a Schedule 13G dated February 14, 2003, Wellington Management Company, LLP, in its capacity of investment advisor, may be deemed to beneficially own 2,225,500 shares held of record by clients of Wellington.

(16) Includes 535,000 shares issuable upon the exercise of options granted under the 1993 Plan, 2,635,000 shares issuable upon the exercise of options granted under the Employee Plans, 22,770 shares issuable upon the exercise of options granted under Celestial plans assumed in connection with the Merger, 835,000 shares issuable upon the exercise of options granted under our Directors Plans and 168,499 shares issuable upon the exercise of warrants. See notes 1 through 13.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     Our board of directors is currently comprised of eleven members, all of whom are standing for reelection at the Annual Meeting of Stockholders.

     Each director will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified. The persons named as proxies in the accompanying proxy, who have been designated by the board of directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of all of the nominees listed below.

     The following information describes the backgrounds and business experience of the nominees for director:

Irwin D. Simon, President, Chief Executive Officer and Chairman of the Board, Age 45

     Irwin D. Simon has been our President and Chief Executive Officer and a director since our inception and is our founder. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company ("Slim Fast"), a national marketer of meal replacement and weight loss food supplements with annual revenues in excess of $500 million. His duties initially involved sales and marketing for the frozen and dairy divisions of Slim Fast, which included establishing and implementing marketing strategies and establishing a distribution system throughout the United States. In March 1992, Mr. Simon became Vice President of Marketing for Slim Fast. From 1986 through 1990, Mr. Simon was employed by The Haagen-Dazs Company, a division of Grand Metropolitan, plc. Haagen-Dazs is a manufacturer and distributor of premium ice cream and related products. Mr. Simon held a number of sales and marketing positions, including Eastern Regional Director of Haagen-Dazs Shops, the entity managing a majority of the franchisee system and all company-owned retail shops. Mr. Simon serves as a director of Technology Flavors & Fragrances, Inc., Jarden Corporation and other privately held companies and is the past chapter chairman of YPO--Gotham Chapter, New York City.

Beth L. Bronner(1), Age 52

     Beth L. Bronner has been a director since November 1993 and is the chairperson of our compensation committee. Ms. Bronner is currently Senior Vice President and Chief Marketing Officer for Jim Beam Brands Worldwide, since September 2003. From May 2001 to September 2003, Ms. Bronner served as a private consultant and president of a private realty company. In addition, she served as President and Chief Operating Officer of Advo Inc. from August 2000 until May 2001. Prior to that, Ms. Bronner was at Sunbeam Inc. from November 1998 as President--Health Division. Prior to that, she was with Citibank, N.A. from September 1996 as Senior Vice President and Director of Marketing for the United States and Europe. From July 1994 to August 1996, Ms. Bronner was Vice President--Emerging Markets of American Telephone & Telegraph Company Consumer Communications Services business. Ms. Bronner was President of the Professional Products Division of Revlon, Inc. from May 1993 until June

1994. From February 1992 to May 1993 she was Executive Vice President of the Beauty Care and Professional Products Division of Revlon, Inc. Ms. Bronner also serves as a director of Fortis, Inc.

Jack Futterman(2)(3), Age 70

     Jack Futterman has been a director since December 1996, and currently serves as chairperson of our corporate governance and nominating committee. Mr. Futterman served as Chairman and Chief Executive Officer of Party City Stores, Inc. from June 1999 through December 1999. Mr. Futterman retired as Chairman and Chief Executive Officer of the Pathmark Supermarket chain in March 1996. He joined Pathmark in 1973 as Vice President of its drugstore and general merchandise divisions and occupied a number of positions before becoming Chairman and Chief Executive Officer. Mr. Futterman is a registered pharmacist and former Chairman of the National Association of Chain Drugstores.

Daniel R. Glickman(3), Age 58

     Daniel R. Glickman, who served as U.S. Secretary of Agriculture from March 1995 until January 2001, has been a director since July 2002. Secretary Glickman currently serves as the Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University. From January 2001 to August 2002, Secretary Glickman was a partner in the public law and policy practice group of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and continues to be a senior advisor to the law firm. Prior to his appointment as secretary of Agriculture, Secretary Glickman served for 18 years in the U.S. House of Representatives, where he served as a member of the House Agriculture Committee. Secretary Glickman serves as a director of the Chicago Mercantile Exchange; Communities in Schools; America's Second Harvest; Food Research and Action Center; RFK Memorial Foundation; the Farm Foundation and a privately-held company.

James S. Gold(1), Age 52

     James S. Gold has been a director since March 1998. Mr. Gold is a Managing Director in the Banking Group of Lazard Freres & Co LLC. Since joining Lazard Freres & Co LLC in 1977, Mr. Gold has been involved in a broad range of investment banking activities, particularly relating to the consumer products and food industries. Mr. Gold is also a director of Smart & Final Inc.

Marina Hahn(2), Age 46

     Marina Hahn has been a director since May 2000. Prior to that, she had served as a director of Celestial since 1994. Currently, Ms. Hahn is a marketing consultant. From 1998 to 2001, Ms. Hahn served as Executive Vice President of J. Walter Thompson Company, an advertising agency. From 1996 to 1998, Ms. Hahn was Head of the Corporate Advisory Group for the William Morris Agency, Inc. From 1993 to 1995, Ms. Hahn was Vice President, Advertising for Sony Electronics, Inc., a consumer electronics manufacturer. From 1989 until joining Sony, she was the Director of Advertising for the Pepsi-Cola Company, a beverage company. From 1979 to 1989, she was employed by DDB Needham Worldwide, Inc., an advertising agency.

Neil Harrison, Age 60

     Neil Harrison has been a director since September 2003. Mr. Harrison has served as Executive Vice President, H.J. Heinz Company and President and CEO, Heinz North America since July 2002. Mr. Harrison was President and CEO of Heinz Frozen Foods from October 1998 to July 2002. Mr. Harrison serves on our board of directors as our joint designee with HJH One, L.L.C.

Andrew R. Heyer(1), Age 46

     Andrew R. Heyer has been a director since November 1993. Mr. Heyer is a founder of Trimaran Capital Partners, a private asset management firm with over $3 billion under management. Trimaran Capital Partners manages its second private equity fund, Trimaran Fund II, a $1.043 billion fund that concentrates on investments in the equity of private companies in the United States and Western Europe. In addition to its private equity funds, Trimaran Capital Partners also manages, through Trimaran Advisors, a portfolio of structured investment funds. Mr. Heyer is also a vice-chairman of CIBC World Markets Corp. and co-head of CIBC Argosy Merchant Banking Funds. Prior to joining CIBC in 1995, Mr. Heyer was a founder and managing director of The Argosy Group L.P. Mr. Heyer serves as a director of Eureka Broadband Corporation, Niagara Corporation, Fairfield Manufacturing Company, Inc., Lancer Industries, Inc., Millennium Digital Media Holdings, L.L.C., Village Voice Media, LLC. and Reddy Ice Holdings, Inc.

Joseph Jimenez(3), Age 43

     Joseph Jimenez has been a director since September 1999. Mr. Jimenez has served as Executive Vice President, H.J. Heinz Company and President and CEO, Heinz Europe since July 2002. Mr. Jimenez was President and Chief Executive Officer of Heinz North America from November 1998 through June 2002. Prior to that, Mr. Jimenez served as president of Wesson/Peter Pan Food Co. and Orville Redenbacher/Swiss Miss Food Co. from March 1997 to November 1998. Mr. Jimenez serves as a director of AstraZeneca PLC. Mr. Jimenez serves on our board of directors as a designee of HJH One, L.L.C..

Roger Meltzer(1)(3), Age 52

     Roger Meltzer has been a director since December 2000. Mr. Meltzer is a partner and a member of the executive committee of the law firm Cahill Gordon & Reindel LLP, New York, New York, where he practices corporate law. Cahill Gordon & Reindel LLP has represented us in various matters since 1994.

Larry S. Zilavy(2), Age 52

     Larry S. Zilavy has been a director since November 2002, and is the chairperson of our audit committee. Mr. Zilavy has served as Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc. since May 2003. Previously, Mr. Zilavy was Chief Financial Officer of Barnes & Noble, Inc. from June 2002 through April 2003. Prior to that, he was executive vice president of IBJ Whitehall Bank and Trust Company, where he worked since 1992. Mr. Zilavy is a trustee of St. Francis College in New York City.

(1) Compensation committee member.
(2) Audit committee member.
(3) Corporate governance and nominating committee member.

Directors' Compensation, Committees and Meeting Attendance

     During the last fiscal year, the board of directors held five meetings.

     During the last fiscal year, we did not pay any direct compensation to directors, other than reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Under our director stock option plans, during fiscal 2003 we granted each of our independent directors who stood for election at our 2002 annual meeting of stockholders options to purchase 25,000 shares of our common stock for his or her services as director at exercise prices equal to the fair market value of the common stock at the time of grant.

     The board of directors has three standing committees: the audit committee, the compensation committee and the corporate governance and nominating committee.

     Audit Committee. Our audit committee is comprised of three independent directors, currently Mr. Zilavy, Mr. Futterman and Ms. Hahn, with Mr. Zilavy acting as chairperson. The audit committee's principal duties include recommending to our board of directors the selection, retention and termination of our independent auditors, evaluating the independence of the auditors, including whether the auditors provide any consulting services to us, reviewing with the independent auditors their report as well as making any recommendations with respect to our financial statements, accounting policies, procedures and internal controls. In addition, the audit committee is charged with determining whether there are any conflicts of interest in financial or business matters between us and any of our officers or employees. During fiscal 2003, our audit committee held five meetings. See "Report of the Audit Committee."

     Compensation Committee. Our compensation committee is currently comprised of Ms. Bronner, Mr. Gold, Mr. Heyer and Mr. Meltzer, with Ms. Bronner acting as chairperson. The compensation committee administers our employee stock option plans, determines the compensation policies for our officers and recommends to the entire board of directors the salaries of our executive officers. During fiscal 2003, the compensation committee held five meetings. See "Report of the Compensation Committee on Executive Compensation."

     Corporate Governance and Nominating Committee. Our corporate governance and nominating committee is currently comprised of Mr. Futterman, Mr. Glickman, Mr. Jimenez and Mr. Meltzer, with Mr. Futterman acting as chairperson. The corporate governance and nominating committee's purpose is to identify individuals qualified to serve on the board of directors, recommend to the board of directors persons to be nominated for election as directors at the annual meeting of the stockholders or to be appointed by the board of directors to fill an existing or newly created vacancy on the board of directors, identify and recommend members of the board of directors to serve on each board committee and to serve as chairman thereof, and develop and recommend to the board of directors corporate governance guidelines. The corporate governance and nominating committee will commence meetings in fiscal 2004.

     During fiscal 2003, each of our incumbent directors attended at least 75% of the aggregate of the meetings of the board of directors and committees on which they served.

Executive Officers

     The following information describes the backgrounds and business experience of our current executive officers who are not also directors.

Ira J. Lamel, Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, Age 56

     Mr. Lamel was appointed Executive Vice President and Chief Financial Officer and Treasurer on October 1, 2001, and has served as Corporate Secretary since January 2003. Prior to his appointment, Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities from June 1973 to September 2001. Ernst & Young LLP serves as our independent auditors, and Mr. Lamel directed all services to us, including the audits of our financial statements, during the fiscal 1994 through fiscal 2000 periods. Mr. Lamel serves as a director of Harvey Electronics, Inc.

                                 PROPOSAL NO. 2
                           APPROVAL OF AN AMENDMENT TO

                THE 2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

     Our board of directors has adopted, subject to stockholder approval, amendments to our 2002 Long Term Incentive and Stock Award Plan (the "2002 Plan") to increase the number of shares of our common stock issuable under the 2002 Plan by 1,500,000 shares to 3,100,000 shares. The essential features of the 2002 Plan are summarized below. This summary does not purport to be a complete description of the 2002 Plan. Copies of the actual plan document may be obtained by contacting our Secretary.

General

     The 2002 Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve our long-term growth and profitability objectives. The 2002 Plan provides for the grant to eligible employees and directors of stock options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards (the "Awards").

     The 2002 Plan was approved by our stockholders at our Annual Meeting of Stockholders held November 12, 2002. As adopted, an aggregate of 1,600,000 shares of common stock has been reserved for issuance under the 2002 Plan (of which during a calendar year: (i) the maximum number of shares with respect to which options and SARs may be granted to an eligible participant under the 2002 Plan will be 1,000,000 shares, and (ii) the performance shares, performance units, restricted shares and restricted units intended to qualify as performance-based compensation shall be not more than the equivalent of 800,000 shares), subject to anti-dilution adjustments in the event of certain changes in our capital structure, as described below. We are currently seeking approval from our stockholders to increase the number of shares of common stock issuable under the 2002 Plan by 1,500,000 shares to 3,100,000 shares. Shares issued pursuant to the 2002 Plan will be either authorized but unissued shares or treasury shares.

     Unless earlier terminated, the Plan will expire on November 12, 2012, and no further awards may be granted thereunder after that date.

Eligibility and Administration

     Officers and other employees of Hain and its subsidiaries and affiliates, consultants and directors of Hain who are responsible for or contribute to the management and profitability of our business will be eligible to be granted Awards under the 2002 Plan. The 2002 Plan will be administered by the compensation committee or such other committee (or the entire board of directors) as may be designated by the board of directors (the "Committee"). Unless otherwise determined by the board of directors, the Committee will consist of two or more non-employee directors with the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), each of whom is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine which eligible employees and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards.

     The Committee will be permitted to delegate to officers or other directors of Hain the authority to perform administrative functions for the 2002 Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law.

     If an Award is intended to be qualified performance-based compensation under Section 162(m) of the Code, the Committee may not increase the amount of compensation payable if it would disqualify the Award under Section 162(m) of the Code.

Awards

     Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of common stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees. Awards may be granted alone, in tandem with or in exchange for any other Award.

     A SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of common stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. Payment with respect to SARs may be made in cash or shares of common stock as determined by the Committee.

     Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

     A restricted share unit will entitle the holder thereof to receive shares of common stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

     Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the shares; total stockholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

     Dividend equivalents granted under the 2002 Plan will entitle the holder thereof to receive cash, shares of common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2002 Plan.

Nontransferability

     Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Capital Structure Changes

     If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the 2002 Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the 2002 Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

     The 2002 Plan may be amended, suspended or terminated by our board of directors at any time, in whole or in part. However, any amendment for which stockholder approval is required by Section 422 of the Code will not be effective until such approval has been attained. In addition, no amendment, suspension, or termination of the 2002 Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Federal Income Tax Consequences

     The following is a summary of the federal income tax consequences of the 2002 Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

     In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

     Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. We will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

     Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 2002 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the 2002 Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by us) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

     If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

     Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

     A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they "vest", i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable. The amount of ordinary income so recognized will be the fair market value of the common stock at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

     With respect to SARs, restricted share units, performance shares, performance units dividend equivalents and other Awards under the 2002 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2002 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

     We may withhold, or require a participant to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the 2002 Plan.

Deductibility Limit on Compensation in Excess of $1 Million

     Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 2002 Plan) by a public company to a "covered employee" (i.e., the chief executive officer and our four other most highly compensated executive officers) to no more than $1 million. We currently intend to structure stock options granted and other Awards made under the Plan to comply with an exception to nondeductibility under
Section 162(m) of the Code. See "Executive Compensation--Report of the Compensation Committee of the Board of Directors."

Recommendation of the Board of Directors

     The Board of Directors, which unanimously approved the proposed amendment to our 2002 Long Term Incentive and Stock Award Plan to increase the number of shares of our common stock issuable under the 2002 Plan by 1,500,000 shares to 3,100,000 shares, recommends a vote FOR approval of the amendment to our 2002 Long Term Incentive and Stock Award Plan.

                                 PROPOSAL NO. 3

                           APPROVAL OF AN AMENDMENT TO

                      THE 2000 DIRECTORS STOCK OPTION PLAN

     Our board of directors has adopted, subject to stockholder approval, amendments to our 2000 Directors Stock Option Plan (the "2000 Directors Plan") to increase the number of shares of our common stock issuable under the 2000 Directors Plan by 200,000 shares to 950,000 shares. The essential features of the 2000 Directors Plan are summarized below. This summary does not purport to be a complete description of the 2000 Directors Plan. Copies of the actual plan document may be obtained by contacting our Secretary.

General

     The 2000 Directors Plan provides for the grant to non-employee directors of stock options. The shares of common stock issuable over the term of the 2000 Directors Plan may be authorized and unissued common stock and treasury stock, including shares acquired in the open market or other transactions.

     The 2000 Directors Plan was approved by our stockholders at the Special Meeting of Stockholders held May 30, 2000. We are currently seeking approval from our stockholders to increase the number of shares of common stock issuable under the 2000 Directors Plan by 200,000 shares to 950,000 shares.

Terms of Options

     Each option granted under the 2000 Directors Plan shall expire ten (10) years from its date of grant. The exercise price of each option shall be the fair market value, as determined under the 2000 Directors Plan, of the shares of common stock underlying such option on its grant date.

     Unless otherwise determined by the board of directors, the options shall not be transferrable other than by will or the laws of descent and distribution.

     The 2000 Directors Plan will continue in effect until all options granted thereunder have expired or terminated or upon earlier termination as provided for in the 2000 Directors Plan.

Grants of Options

     Initial Grant. Each eligible director will, upon the date such director is first elected as a member of the board of directors, automatically be granted an option to purchase 15,000 shares of Hain common stock. Such option will be immediately exercisable.

     Annual Grants. Each eligible director will, upon re-election, automatically receive an annual grant of an option to purchase 7,500 shares of Hain common stock on each annual meeting date after his or her election as a director of the combined company. Such option will be immediately exercisable.

     Discretionary Grants. The board of directors is authorized to, in its discretion, grant additional options to eligible directors. The date of the grant, date first exercisable, number of shares of Hain common stock which may be purchased upon exercise and the exercise price of the options will be determined by the board of directors, in its discretion.

     Administration. The 2000 Directors Plan will be administered by the board of directors, which has the authority to interpret the plan, make and change rules relating to the plan, and make all other determinations regarding the plan, with the determination of the board of directors being final and conclusive.

     Term of 2000 Directors Plan and Amendment and Termination. The 2000 Directors Plan shall continue until all options granted thereunder have expired or been exercised, unless sooner terminated.

     The board of directors may amend or terminate the 2000 Directors Plan without approval of the stockholders, except where such approval is required by any law or regulation or any stock exchange or automated quotation system rule. Generally, an amendment or termination of the 2000 Directors Plan may not substantially impair any existing option without the optionee's consent.

Adjustments to the 2000 Directors Plan

     In the event of any recapitalization, split-up or consolidation of shares, separation, stock dividend, or other similar change in our capitalization or we merge or consolidate or sell assets or other similar event, the board of directors shall make such appropriate adjustments in the exercise prices of options, in the number and kind of securities or property issued pursuant to options and in the number of shares with respect to which options may be granted as the board deems equitable to maintain the proportionate interest of the directors and the value of the options.

     No fractional shares of common stock shall be issued.

Federal Income Tax Consequences

     The following is a summary of the federal income tax consequences of the 2002 Directors Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

     Upon exercise of an option granted under the 2000 Directors Plan, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. That amount increases the optionee's basis in the common stock acquired pursuant to the exercise of the option. Upon a subsequent sale of the shares of common stock, the optionee will incur short-term or long-term capital gain or loss depending upon his holding period for the shares of common stock and upon the shares of common stock's subsequent appreciation or depreciation in value. We will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the option.

Recommendation of the Board of Directors

     The Board of Directors, which unanimously approved the proposed amendment to our 2000 Directors Stock Option Plan to increase the number of shares of our common stock issuable under the 2000 Directors Plan by 200,000 shares to 950,000 shares, recommends a vote FOR approval of the amendment to our 2000 Directors Stock Option Plan.

                                NEW PLAN BENEFITS

     Since the adoption of the 2002 Plan and the 2000 Directors Plan by the Board of Directors and our stockholders, we have granted stock options under those plans as follows:


                                                         2002 Plan                       2000 Directors Plan
-----------------------------------------     -------------------------------------   ----------------------------------
                                                                      Exercise                               Exercise
                                                  Number of             Price             Number of            Price
                  Name                             Options            Per Share            Options           Per Share
-----------------------------------------     -------------------------------------   ----------------------------------
Irwin D. Simon, President, Chief
   Executive Officer and Chairman
   of the Board.......................                300,000             $16.24                -                  -

Ira J. Lamel, Executive Vice
   President and Chief Financial
   Officer............................                100,000             $11.84                -                  -

Executive Group.......................                400,000      $11.84-$16.24                -                  -

Non-Executive Officer Director
   Group..............................                      -                  -          550,000      $12.13-$32.16

Non-Executive Officer Employee
   Group..............................              1,071,200      $11.84-$15.14                -                  -


                                 PROPOSAL NO. 4
              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     It is the practice of the board of directors to designate the accounting firm that will serve as our independent auditors. The audit committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2004 and the board of directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

     The audit committee reviews and approves the audit and non-audit services to be provided by our independent auditors during the year, considers the effect that performing those services might have on audit independence and approves management's engagement of our independent auditors to perform those services.

     Ernst & Young LLP expects to have a representative at our Annual Meeting of Stockholders who will have the opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

     The board of directors recommends a vote FOR ratification of Ernst & Young LLP as our independent auditors for our fiscal year ending June 30, 2004.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation paid by Hain for services rendered during the three fiscal years ended June 30, 2003 to or for the accounts of our Chief Executive Officer, our other most highly compensated executive officers and one individual who served as an executive officer during a portion of fiscal 2003 but who has not serving as an executive officer at the end of fiscal 2003, who we refer to as the named executive officers.

                           Summary Compensation Table


                                                                                                Long-Term
                                                           Annual Compensation                Compensation
                                            -----------------------------------------------  --------------
                                                                                                 Awards
                                                                                             --------------
                                                                                               Securities
                  Name and                    Fiscal                          Other Annual     Underlying       All Other
             Principal Position                Year    Salary      Bonus      Compensation       Options      Compensation
-----------------------------------------   --------- --------- ----------  ---------------  --------------  --------------
Irwin D. Simon                                 2003   $643,077      (1)        $16,000            600,000          -
President, Chief Executive Officer and         2002   $520,000   $ 12,000      $12,300            300,000          -
Chairman of the Board                          2001   $460,000   $161,000      $ 5,400            600,000          -

Ira J. Lamel (3)                               2003   $310,417      (1)        $12,700            175,000(4)       -
Executive Vice President and Chief             2002   $225,000   $ 98,250(2)   $ 7,800            125,000(4)       -
Financial Officer

Gary M. Jacobs (5)                             2003   $157,500   $100,000(5)   $ 5,950             25,000     $112,500(5)
Executive Vice President and Corporate         2002   $270,000   $ 48,000(2)   $ 7,800                  0          -
Secretary
                                               2001   $261,000   $ 40,000      $ 5,400             50,000          -

________________________________


(1) We have not yet determined an annual bonus for Mr. Simon or Mr. Lamel for fiscal 2003. Executive bonuses are based on performance targets such as volume, profit, EBITDA, acquisitions, acquisition integration, costs, efficiencies, new products and distribution growth as well as other objective criteria specific to each executive's responsibilities. When determined, annual bonuses for fiscal 2003 will include a one-time bonus of $175,000 for Mr. Simon and $50,000 for Mr. Lamel in connection with our acquisition of Imagine Foods, Inc.

(2) Includes a one-time award of $30,000 to each of Mr. Jacobs and Mr. Lamel to be used to purchase Hain common stock in the public market.

(3)  Mr. Lamel commenced employment on October 1, 2001.

(4) 50% became exercisable on the date of grant and 50% become exercisable six months from the date of grant.

(5) Mr. Jacobs' employment ended on January 31, 2003. "Annual Compensation - Bonus" for Mr. Jacobs for fiscal 2003 includes a one-time bonus of $100,000 in connection with our sale of our Health Valley manufacturing facility and "All Other Compensation" for Mr. Jacobs for fiscal 2003 includes $112,500 in severance payments.

Employment Agreements

Irwin D. Simon

     We have entered into an employment agreement with Mr. Simon. The term of the agreement is for four years. Mr. Simon's employment agreement provides for a minimum annual base salary of $810,000 for the fiscal year ended June 30, 2004, $875,000 for the fiscal year ended June 30, 2005, $950,000 for the fiscal year ended June 30, 2006 and $1,050,000 for the fiscal year ending June 30, 2007. Mr. Simon's employment agreement also provides for an annual bonus ranging from 0% to 150% of his annual compensation upon the achievement of sales and profitability objectives to be determined by our compensation committee. Under the agreement, Mr. Simon receives an annual grant during each year of the term of his agreement of options under our 2002 Plan exercisable for 300,000 shares of our common stock at an exercise price equal to the market price on the date of the grant. Mr. Simon also will receive an award of 150,000 shares of restricted stock under the 2002 Plan, which will vest from the date of award through the end of his contract. In the event that Mr. Simon is terminated without cause or he resigns for good reason, which will include resignation upon a change of control, he will be entitled to, among other things, three years annual salary and three years average annual bonus plus compensation in lieu of his granted and ungranted options (based on a black-scholes value). In addition, if his contract is not renewed at the end of its term, Mr. Simon will be entitled to, among other things, three years annual salary and three years average annual bonus. Mr. Simon has also agreed not to compete with us during his employment term or for a period of three years thereafter and has agreed to customary provisions regarding confidentiality and proprietary rights.

Change of Control Agreement

     We have entered into a change of control agreement with Mr. Lamel that provides that, in the event that, following a change of control of Hain, the surviving corporation takes certain actions, including a termination without cause, diminution in duties or forced relocation, such executive officer will be entitled to terminate his employment and receive two times annual base salary and annual bonus, two years benefits continuation and immediate vesting of all outstanding options.

Stock Option Grants and Exercises

     The tables below set forth information with respect to grants of options to, and exercise of options by, our Chief Executive Officer and our other named executive officers during our fiscal year ended June 30, 2003.


                        Option Grants in Last Fiscal Year
                        ---------------------------------

                            Individual Grants
                        ------------------------                                      Potential Realizable
                                      % of Total                                        Value at Assumed
                        Options       Number of                                      Annual Rates of Stock
                        Granted to    Securities    Exercise                           Price Appreciation
                        Employees     Underlying    or Base                             for Option Term
                        in Fiscal     Options       Price        Expiration
Name                    Year          Granted       ($/Sh)(1)    Date                5%                10%
----                    ----------    ----------    ---------    -----------         --                ---
Irwin D. Simon          300,000             12.78%   $14.25        7/22/2012     $6,963,524.53   $11,088,249.02
                        300,000             12.78%   $16.24        5/13/2013     $7,935,974.62   $12,636,713.27

Ira J. Lamel             75,000              3.19%   $12.13        8/13/2012     $1,481,886.89   $ 2,359,657.20
                        100,000              4.26%   $11.84         2/4/2013     $1,928,611.24   $ 3,070,991.07

Gary M. Jacobs           25,000              1.06%   $12.13        8/13/2012     $  493,962.30   $   786,552.40
____________________


(1) Options were granted at exercise prices which were not less than the fair market value of the common stock at the time of grant.


                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                          Securities Underlying             Value of Unexercised
                            Shares                         Unexercised Options              In-the-Money Options
                           Acquired        Value          Held at June 30, 2003              at June 30, 2003(1)
Name                     on Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------    -----------     --------     -----------     -------------     -----------     -------------
Irwin D. Simon                   0             $0       2,870,000               0        $8,649,225               $0
Ira J. Lamel                     0             $0         250,000          50,000          $494,500         $206,500
Gary M. Jacobs                   0             $0         235,000               0          $125,700               $0
_______________________



(1) Based on a price of $15.97 per share, the closing bid price for our common stock on The Nasdaq National Market on June 30, 2003.

1993 Executive Stock Option Plan

     In July 1993, we adopted the 1993 Executive Stock Option Plan, which we refer to in this notice of annual meeting as the 1993 Plan, under which we granted to Irwin D. Simon, our founder, president and chief executive officer, options to purchase 600,000 shares of our common stock, 535,000 of which were outstanding at June 30, 2003. The exercise price of options designed to qualify as incentive options is $3.58 per share and the exercise price of non-qualified options is $3.25 per share. The options expire in November 2003.

1994 Long Term Incentive and Stock Award Plan

     In December 1994, we adopted the 1994 Long Term Incentive and Stock Award Plan, which we refer to in this notice of annual meeting as the 1994 Plan. The 1994 Plan, as amended, provides for the granting of incentive stock options and other stock-based awards to employees and directors to purchase up to an aggregate of 6,400,000 shares of our common stock. The 1994 Plan is administered by the compensation committee of the board of directors, or a subcommittee thereof. All of the awards granted to date under the 1994 Plan have been incentive or non-qualified stock options providing for exercise prices not less than the fair market price at the date of grant, and expire 10 years after date of grant. At the discretion of the compensation committee, options are exercisable upon grant or over an extended vesting period. During fiscal 2003, options to purchase 565,000 shares were granted at prices ranging from $12.13 to $16.30 per share, options to purchase 1,800 shares were exercised and options to purchase 35,916 shares were canceled. At June 30, 2003, options to purchase 167,032 shares were available for grant under the 1994 Plan.

2002 Long Term Incentive and Stock Award Plan

     In November 2002, we adopted the 2002 Long Term Incentive and Stock Award Plan, which we refer to in this notice of annual meeting as the 2002 Plan. The 2002 Plan currently provides for the granting of incentive stock options and other stock-based awards to employees, directors and consultants to purchase up to an aggregate of 1,600,000 shares of our common stock with a maximum individual limit of 1,000,000 shares. The 2002 Plan is administered by the compensation committee of the board of directors, or a subcommittee thereof. All of the options granted to date under the 2002 Plan have been incentive or non-qualified stock options providing for exercise prices equivalent to the fair market price at date of grant, and expire 10 years after date of grant. At the discretion of the Compensation Committee, options are exercisable upon grant or over a five year period. During fiscal 2003, 1,471,200 options were granted at prices ranging from $11.84 to $16.24 per share, no options were exercised and 600 options were terminated. At June 30, 2003, 1,470,600 options are outstanding and 129,400 shares are available for grant. The board of directors has approved, subject to stockholder approval, amendments to the 2002 Plan to increase the number of shares issuable over the term of the 2002 Plan by 1,500,000 shares to 3,100,000 shares in the aggregate. See "Proposal No. 2 - Approval of Amendments to the 2002 Long Term Incentive and Stock Award Plan."

1996 Directors Stock Option Plan

     In December 1995, we adopted the 1996 Directors Stock Option Plan, which we refer to in this notice of annual meeting as the 1996 Directors Plan. The 1996 Directors Plan provides for the granting of stock options to non-employee directors to purchase up to an aggregate of 750,000 shares of our common stock. No options may be granted under the Directors Plan after December 2000 and, as of June 30, 2003 options to purchase 380,000 shares were outstanding under the 1996 Directors Plan.

2000 Directors Stock Option Plan

     In May 2000, we adopted a new 2000 Directors Stock Option Plan, which we refer to in this notice of annual meeting as the 2000 Directors Plan. The 2000 Directors Plan provides for granting of stock options to non-employee directors to purchase up to an aggregate of 750,000 shares of our common stock. During fiscal 2003, 300,000 options were granted at prices ranging from $12.13 to $17.88 and no options were exercised or canceled. At June 30, 2003, 195,000 options were available for grant under the 2000 Directors Plan. The board of directors has approved, subject to stockholder approval, amendments to the 2000 Directors Plan to increase the number of shares issuable over the term of the 2000 Directors Plan by 200,000 shares to 950,000 shares in the aggregate. See "Proposal No. 3 - Approval of Amendments to the 2000 Directors Stock Option Plan."

Celestial Plans

     In connection with the merger of Celestial Seasonings, Inc. with and into our wholly owned subsidiary on May 30, 2000 (the "Merger"), we assumed Celestial's 1993 Long-Term Incentive Plan and 1994 Non-Employee Director Compensation Plan, which we refer to in this notice of annual meeting collectively as the Celestial Plans. Following the consummation of the Merger, no options to purchase shares of common stock will be granted under the Celestial Plans. During fiscal 2003, options to purchase 66,021 shares were exercised and options to purchase 25 shares were cancelled. As of June 30, 2003, options to purchase 348,674 shares of common stock were outstanding under the Celestial Plans.

Equity Compensation Plan Information

     The table below sets forth information with respect to our compensation plans as of June 30, 2003.



                                                                                            Number of securities
                                         Number of securities                             remaining available for
                                           to be issued upon       Weighted-average        future issuance under
                                              exercise of          exercise price of     equity compensation plans
                                         outstanding options,    outstanding options,      (excluding securities
Plan Category                             warrants and rights     warrants and rights     reflected in column (a))
--------------------------------------   --------------------    --------------------    -------------------------
                                                  (a)                   (b)                       (c)

Equity compensation plans approved by
security holders                               8,266,721                $17.75                    491,432

Equity compensation plans not approved
by security holders                               N/A                     N/A                       N/A

    Total                                      8,266,721                $17.75                    491,432


                          REPORT OF THE AUDIT COMMITTEE

     Our audit committee is comprised of three independent directors and operates under a written charter. A copy of the amended and restated audit committee charter, which becomes effective following our 2003 meeting of stockholders, is attached as Annex A to this Proxy Statement. The audit committee, in its oversight role over (1) our financial accounting and reporting process, (2) our system of internal controls established by management and (3) the external audit process, has met with management and our independent auditors. Discussions about our audited financial statements included our independent auditor's judgments about the quality, not just the acceptability, of our accounting principles and underlying estimates used in our financial statements, as well as other matters, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees ("SAS 61"), as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, and by our Audit Committee Charter. In conjunction with the specific activities performed by the audit committee in its oversight role, it issued the following report:

     1. The audit committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2003 with our management.

     2. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61.

     3. The audit committee has received from the independent accountants, as required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the company; and the audit committee has discussed with the auditor the auditor's independence from the company.

     Based on the review and discussions referred to in paragraphs (1) through
(3) above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements should be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

                                    Larry S. Zilavy, Chairperson
                                    Jack Futterman
                                    Marina Hahn

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees, Financial Information Design and Implementation Fees and All Other Fees Paid to Ernst & Young LLP during Fiscal 2003 and Fiscal 2002

     For its fiscal 2003 and 2002 services, we paid Ernst & Young LLP total fees of $1,057,332 and $912,000, respectively, comprised of:

     o Audit Fees: $482,900 and $420,000 for services rendered for audit services for fiscal 2003 and 2002, respectively.

     o Financial Information Systems Design and Implementation Fees: There were no services rendered related to information systems in fiscal 2003 or 2002.

     o All Other Fees: $574,400 and $492,000 in fiscal 2003 and 2002, respectively, for all other matters.

     The audit committee has considered whether the provision of audit-related and other non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

                                  REPORT OF THE
                             COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     Compensation Committee. Our compensation committee is responsible for determining the compensation of our executive officers. The compensation committee, or a sub-committee thereof, also administers the 1994 Plan and discretionary grants under our 2000 Directors Plan and the 2002 Plan.

     The compensation committee is currently comprised of Ms. Bronner, Mr. Heyer, Mr. Gold and Mr. Meltzer, with Ms. Bronner acting as chairperson. Decisions and recommendations by the compensation committee are made on the basis of an assessment of corporate performance and a review of supporting data, including historical compensation data of other companies within the industry. Although actions with respect to various programs are taken at different times, consideration of each is made in the context of our overall compensation package.

     Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers (i.e., the chief executive officer and our other most highly compensated executive officers) to no more than $1 million. Considering the current structure of executive officer compensation, the compensation committee believes that we will not be denied any significant tax deductions for fiscal 2003. The compensation committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

     Compensation Philosophy. Our executive compensation program is designed to provide competitive levels of remuneration and assist us in attracting and retaining qualified executives. The compensation committee is committed to the objectives of linking executive compensation to corporate performance and providing incentives which align the interests of our executives with the interests of our stockholders. This philosophy underlies executive compensation policies designed to integrate rewards with the attainment of annual and long-term performance goals, reward significant corporate performance and recognize individual initiatives and achievements. It is performance which most significantly influences an individual executive's compensation level. As a result, actual compensation levels in any particular year may be above or below those of our competitors, depending upon our performance. The executive compensation program is comprised of salary, annual cash incentives and long-term, stock-based incentives. The following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the compensation committee with regard to fiscal 2003 compensation:

          Base Salary. We establish salary ranges for each of our executive positions based on appropriate external comparisons, internal responsibilities and relationships to other corporate positions. Existing base salaries and annual escalations for the named executives were established based on the foregoing factors and in negotiation with each of the executives in connection with their employment by us.

          Annual Incentive. We may pay annual cash bonuses in any year to reward significant corporate accomplishments and individual initiatives which contributed to the attainment of targeted goals relating to product sales, product margins, return on capital employed, earnings per share and stockholder return. If the compensation committee determines that corporate results are such that a bonus program is warranted, then each executive's accomplishments are assessed as to their impact on corporate results. The chief executive officer consults with compensation committee members to review corporate results, the individual executive's contributions and his recommendations as to annual incentive payments.

          Long-Term Incentives. The 2002 Plan, 1994 Plan and 1993 Plan were approved by stockholders for the purpose of promoting the interests of our stockholders by: (1) attracting and retaining executives and other key employees of outstanding ability; (2) strengthening our capability to develop, maintain and direct a competent management team; (3) motivating executives and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; (4) providing incentive compensation opportunities which are competitive with those of other comparably situated corporations; and (5) enabling such employees to participate in our long-term growth and financial success.

          Chief Executive Officer Compensation. The compensation committee is responsible for determining the appropriate compensation for our chief executive officer based on a variety of criteria, including our performance and the chief executive officer's performance, the compensation of the chief executive officers of comparable companies and other market factors. In fiscal 2003, the compensation committee worked with

     Mr. Simon in the preparation of his employment agreement described above, then recommended the adoption of the employment agreement to our board of directors, which adopted it unanimously.

          Compensation Committee:            Beth L. Bronner, Chairperson
                                             Andrew R. Heyer
                                             James S. Gold
                                             Roger Meltzer

                                PERFORMANCE GRAPH

     The following graph compares the performance of our common stock to the S&P 500 Index and to the Standard & Poor's Food Group Index for the period from June 30, 1998 through June 30, 2003. The comparison assumes $100 invested on June 30, 1998.


                            Hain          S&P 500        S&P Food Group
                            ----          -------        --------------

           6/30/98         100.0           100.0             100.0
           6/30/99          79.7           121.1              88.6
           6/30/00         141.8           128.3              75.3
           6/30/01          85.0           108.0              86.3
           6/30/02          71.5            87.3              96.4
           6/30/03          61.7            85.9              92.7


                              CERTAIN RELATIONSHIPS

     On September 27, 1999, we announced an agreement with H.J. Heinz Company to form a strategic alliance for the global production and marketing of natural and organic foods and soy-based beverages. In connection with the alliance, we issued 2,837,343 investment shares of our common stock to Boulder, Inc. (formerly known as Earth's Best), a wholly owned subsidiary of Heinz, for an aggregate purchase price of $82,383,843. In addition, in a separate transaction, we announced on September 27, 1999 that we had purchased the Earth's Best trademarks. In consideration for the trademarks, we paid $4,620,000 in cash and issued 670,234 shares of our common stock to Boulder, valued at $17,380,000. These shares were subsequently transferred to HJH One, L.L.C., an affiliate of Heinz. In connection with the issuance of these shares, Hain and Boulder (currently HJH One, L.L.C.) entered into an investor's agreement that provides for the appointment to our board of directors of one member nominated by HJH One, L.L.C., currently Mr. Jimenez, and one member jointly nominated by HJH One, L.L.C. and Hain, currently Mr. Harrison. Mr. Jimenez is President and Chief Executive Officer of Heinz Europe, a division of Heinz. Mr. Harrison is President and Chief Executive Officer of Heinz North America, a division of Heinz.

     In accordance with the provisions of the investor's agreement relating to HJH One, L.L.C.'s right to maintain its ownership percentage following certain issuances by us of our common stock, on June 19, 2000, we issued an additional 2,582,774 shares of common stock to HJH One, L.L.C. at an aggregate purchase price of $79,743,147 in connection with the Merger. Under the investor's agreement described above, HJH One, L.L.C. has agreed to vote its shares in favor of nominees for directors listed in Proposal No. 1.

     In fiscal 2003, we paid to H.J. Heinz Company approximately $1,531,450 in purchases, royalties and profit sharing fees, and they paid us approximately $600,000 in royalties.

     Mr. Gold, who is nominated for re-election as a director, is a managing director of Lazard Freres & Co LLC, which provides financial advisory and other investment banking services to us from time to time. Mr. Meltzer, who is nominated for re-election as a director, is a partner at the law firm Cahill Gordon & Reindel LLP. Cahill Gordon & Reindel LLP provides legal services to us from time to time. In addition, Mr. Simon's wife serves as our director of international sales, and Mr. Simon's brother-in-law serves as our Vice President-Purchasing and Procurement, and each are paid at competitive rates with employees serving other companies in comparable positions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for one late filing on behalf of each of our directors relating to our annual stock option grant.

                                  OTHER MATTERS

     Management does not know of any other matters that will come before the meeting, but should any other matters requiring a vote of stockholders arise, including any question as to an adjournment of the meeting, the persons named on the enclosed proxy will vote thereon according to their best judgment in our interests.

                              STOCKHOLDER PROPOSALS

     We will not consider including a stockholder's proposal for action at our 2004 annual meeting of stockholders in the proxy material to be mailed to our stockholders in connection with such meeting unless such proposal is received at our principal office no later than July 16, 2004.

                                  HOUSEHOLDING

     We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

     If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in October of each year, by notifying us in writing at: 58 South Service Road, Melville, New York 11747, Attention: Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

     If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

By order of the board of directors,



Ira J. Lamel
Corporate Secretary

Dated:  November 10, 2003


Your vote is important. Stockholders who do not expect to be present at the Annual Meeting of Stockholders and who wish to have their stock voted are requested to sign and date the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States.

                                                                         Annex A


                         The Hain Celestial Group, Inc.
                             Audit Committee Charter

Organization

     The Board of Directors of The Hain Celestial Group, Inc. (the "Company") shall designate annually, based upon the recommendation of the Nominating and Governance Committee, an Audit Committee comprised of three or more Directors, who may be removed by the Board of Directors in its discretion. Each member of the Audit Committee shall be, as determined and disclosed by the Board of Directors, (1) "independent" as determined in accordance with the rules and regulations of the Nasdaq Stock Market, Inc. ("Nasdaq"), and, if determined applicable by the Board of Directors, the New York Stock Exchange (the "NYSE") and (2) sufficiently financially literate to enable him or her to discharge the responsibilities of an Audit Committee member. Additionally, at least one member of the Audit Committee shall have accounting or related financial management expertise and qualify as an "audit committee financial expert," as defined in applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall comply with and satisfy the rules and regulations of the SEC, applicable securities laws, the rules and regulations of the Nasdaq and NYSE, if applicable, and all other applicable laws, rules, and regulations. The Audit Committee shall report regularly to the Board of Directors.

     A Chairman of the Audit Committee shall be elected annually by the Board of Directors based upon the recommendation of the Nominating and Governance Committee.

Purpose

     The primary purpose of the Audit Committee is to assist the Board of Directors' oversight of (1) the integrity of the Company's financial statements,
(2) the independent auditor's qualifications, independence, and performance, (3) the performance of the Company's internal controls and procedures, and (4) the Company's compliance with legal and regulatory requirements. The Audit Committee shall also function as the Company's qualified legal compliance committee ("QLCC"), as defined under applicable SEC rules and regulations.

     The Audit Committee shall prepare an Audit Committee report, as required by the rules and regulations of the SEC, to be included in the Company's annual proxy statement.

     While the Audit Committee recognizes the importance of its role, it is not the responsibility of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are in all material respects complete, accurate, and prepared in accordance with generally accepted accounting principles ("GAAP"), or to certify the Company's financial statements. These are the responsibilities of management and the independent auditor. It is also not the responsibility of the Audit Committee to guarantee the independent auditor's report. The Audit Committee shall assist the Board of Directors in overseeing management's fulfillment of its responsibilities in the financial reporting process of the Company. The Audit Committee also shall be directly responsible for the oversight of the independent auditor's fulfillment of its responsibilities in the financial reporting process of the Company.

Meetings

     The Audit Committee shall meet at least four times each year, or more frequently as it deems necessary or appropriate to carry out its responsibilities and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Audit Committee members) in furtherance of such responsibilities. Meetings of the Audit Committee shall be called by the Chairman of the Audit Committee, the Chairman of the Board of Directors, or the Chief Executive Officer of the Company. All such meetings shall be held pursuant to the By-Laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company's records. In order to foster open communications, the Audit Committee shall meet periodically with senior management, the person responsible for the Company's internal controls and procedures, and the independent auditor in separate private sessions to discuss any matters that the Audit Committee or any such persons believe appropriate and may also ask members of management or others to attend Audit Committee meetings and provide pertinent information as necessary.

Relationship With Independent Auditors

     The Audit Committee shall have the sole authority to appoint, retain, and terminate the Company's independent auditor, which shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the evaluation, compensation (including as to fees and terms), and oversight of the work of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All related fees and costs of the independent auditor, as determined by the Audit Committee, shall be paid promptly by the Company in accordance with its normal business practices. All auditing services and permitted non-audit services performed for the Company by the independent auditor shall be pre-approved by the Audit Committee subject to applicable laws, rules, and regulations. The Audit Committee may form and delegate to a subcommittee the authority to grant pre-approvals with respect to auditing services and permitted non-auditing services, provided that any such grant of pre-approval shall be reported to the full Audit Committee at its next meeting.

Powers and Responsibilities

A.   Oversight of the Company's Financial Statements and Disclosure Practices

     The Audit Committee shall:

     1) Discuss with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of

          Operations," and recommend to the Board of Directors whether such audited financial statements should be included in the Company's annual report on Form 10-K.

     2) Discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     3) Review the Company's disclosure controls and procedures, internal controls and procedures for financial reporting, and the certifications required to be made by any officer of the Company in each of the Company's quarterly reports on Form 10-Q and the Company's annual report on Form 10-K (the "Periodic Reports").

     4)   Prepare the annual report referred to under "Purpose" above.

     5) Review all reports from the independent auditor pursuant to applicable laws, rules and regulations concerning:

          a)   all critical accounting policies and practices to be used;

          b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

          c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     6) Discuss with the independent auditor certain matters related to the conduct of the audit pursuant to Statement of Auditing Standards No. 61, as amended, including any:

          a) problems or difficulties encountered by the independent auditor in the course of the audit work;

          b) restrictions on the scope of the independent auditor's activities or access to information;

          c)   significant disagreements with management;

          d) communications between the independent auditing team and such team's national office with respect to auditing or accounting issues presented by the engagement;

          e) accounting adjustments noted or proposed by the independent auditor, but not adopted by the Company; and

          f) management or internal control letter issued or proposed to be issued by the independent auditor and the Company's response to that letter.

     7) Discuss generally with management the types of information to be disclosed and presentations to be made in connection with the Company's (a) issuance of earnings press releases (including the Company's use of "pro forma" or "adjusted" non-GAAP financial information) and (b) disclosure of financial information, earnings releases, and earnings guidance to analysts and rating agencies. The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

     8) Discuss the Company's policies and guidelines which govern the Company's risk assessment and risk management efforts as well as discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     9) Review and discuss with management and the independent auditor, as it deems necessary or appropriate:

          a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, major issues as to the adequacy of the Company's internal controls, and any special audit steps adopted in light of material control deficiencies;

          b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and

          c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

     10) Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Periodic Reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls

B.   Oversight of the Company's Independent Auditor

     The Audit Committee shall:

     1) Obtain and review a report from the independent auditor on at least an annual basis describing:

          a) the internal quality-control procedures of such independent auditor;

          b) any material issues raised by the independent auditor's most recent internal quality-control review or peer review and any steps taken to deal with such issues;

          c) any material issues raised by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor and any steps taken to address such issues; and

          d) all relationships between the independent auditor and the Company.

     2) Evaluate the qualifications, performance, and independence of the independent auditor and report such conclusions to the Board of Directors, taking into account:

          a)   the foregoing report;

          b) discussion with the independent auditor regarding any disclosed relationship with or services provided to the Company that may impact the objectivity and independence of the independent auditor;

          c)   the services provided by the independent auditor; and

          d)   the opinions of management and the Company's internal auditors.

     3) Evaluate the lead (or coordinating) audit partner having primary responsibility for the audit, taking into account the opinions of management and the Company's internal auditors.

     4) Ensure the required rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the independent audit, and consider whether it is appropriate or necessary, in order to assure continuing independence, to rotate the Company's independent auditor on a regular basis.

     5) Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

     6) Recommend policies to the Board of Directors with respect to the employment of current and former employees of the independent auditor who were engaged on the Company's account.

     7) Review and discuss with management and the independent auditor the proposed plan and overall scope of the Company's annual audit.

C.   Oversight of the Company's Compliance with Legal and Regulatory
     Requirements

     The Audit Committee shall:

     1) Obtain assurance from the independent auditor that the Company is in compliance with the provisions of Section 10A of the Securities Exchange Act of 1934, as amended.

     2) Review with management and the independent auditor the Company's Code of Business Conduct and Ethics (the "Code of Conduct"), which prohibits unethical or illegal activities by the Company's directors, officers and employees, as well as review the actions taken to monitor compliance with the Code of Conduct.

     3) To the extent authorized by the Board of Directors, approve any proposed waivers for directors or executive officers and review any material waivers for non-executive officers or employees granted under the "Amendment, Modification and Waiver" section of the Company's Code of Conduct.

     4) Review with management, the independent auditor, and the Company's counsel any legal, regulatory, and environmental matters that may have a material impact on the Company's financial statements or accounting policies.

     5) Establish procedures for the (a) receipt, retention, and treatment of complaints received by the Company regarding the Company's accounting, internal accounting controls or auditing matters and (b) confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     6)   Review and approve all related-party transactions.

     7) Review and assess on an annual basis the compliance with all applicable laws, rules, and regulations, including those of the SEC, Nasdaq, and NYSE, specifically applicable to the composition and responsibilities of the Audit Committee.

Qualified Legal Compliance Committee

     The Audit Committee, in its capacity as a QLCC, shall establish written procedures for the privileged and confidential receipt, retention, and consideration of reports to the QLCC by the Company's internal legal officer or any other attorney representing the Company of evidence of a material violation of the securities laws, breaches of fiduciary duties, or similar violations.

Additional Powers and Responsibilities

     The Audit Committee shall have the authority to engage and obtain advice and assistance from independent or outside legal counsel, accountants, and other advisors as it determines is necessary or appropriate to carry out its duties. All related fees and costs of such advisors, as determined by the Audit Committee, shall be paid promptly by the Company in accordance with its normal business practices.

     The Audit Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Audit Committee's own performance during such past year.

     The Audit Committee shall perform such other activities as the Audit Committee or the Board of Directors may from time to time deem necessary or appropriate.

Effectiveness

     This Audit Committee charter amends and restates the Company's existing Audit Committee charter and becomes effective as of the date of the Company's 2003 meeting of stockholders.

                         THE HAIN CELESTIAL GROUP, INC.

     This Proxy is solicited on Behalf of the Board of Directors of The Hain Celestial Group, Inc. (the "Company"). The undersigned hereby appoints Irwin D. Simon and Ira J. Lamel, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company on Thursday, December 4, 2003, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted "FOR" items 1, 2, 3 and 4 below, each of said items being more fully described in accompanying the Notice of Annual Meeting and Proxy Statement, receipt of which are hereby acknowledged.

     The Board of Directors Recommends You Vote "FOR" items 1, 2, 3 and 4 below

     1.   Election of Directors

          FOR all nominees listed below    / /       WITHHOLD AUTHORITY      / /
          (except as marked to the contrary          to vote for all nominees
          below)                                     listed below

          (Instructions: to withhold authority to vote for an individual nominee, strike a line through the nominee's name listed below.)

               Irwin D. Simon, Beth L. Bronner, Jack Futterman, Daniel R. Glickman, James S. Gold, Marina Hahn, Neil Harrison, Andrew R. Heyer, Joseph Jimenez, Roger Meltzer, Larry S. Zilavy

     2. To approve the amendment to the 2002 Long Term Incentive and Stock Plan to increase the number of shares issuable over the term of the plan by 1,500,000 shares to 3,100,000 shares in the aggregate.

          For  / /              Against / /               Abstain / /


     3. To approve the amendment to the 2000 Directors Stock Option Plan to increase the number of shares issuable over the term of the plan by 200,000 shares to 950,000 shares in the aggregate.

          For  / /              Against / /               Abstain / /


     4. To ratify the appointment of Ernst & Young LLP, to act as independent auditors of the Company for the fiscal year ending June 30, 2003.

          For  / /              Against / /               Abstain / /


     In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the meeting.

                      Please Complete All Information Below


                             Signature:________________________________________
                             Signature:________________________________________
                             Dated:_______________________________________ 2003
                                    Please sign exactly as names appear hereon, indicating official position or representa-tive capacity, if any. If shares are held jointly, both owners should sign.





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